Exhibit 99.1

Cary Turner	Julie Prozeller – Analysts/Investors
Executive Vice President and	FTI Consulting
Chief Financial Officer	(212) 850-5721
(817) 252-8400	alliancedata@fticonsulting.com

Shelley Whiddon – Media
Alliance Data
214.494.3811
Shelley.whiddon@alliancedata.com

Pier 1 Imports and Alliance Data Sign New Long-Term, Private-Label Credit Card Agreement
Alliance Data to Acquire Private-Label Card Portfolio and Provide Full Suite of Services Geared Toward Driving Sales, Customer Engagement for Pier 1 Imports

FORT WORTH & DALLAS, Texas, October 6, 2011 – Pier 1 Imports, Inc. (NYSE:PIR) announced today that it has, through a subsidiary, signed a new, long-term  private-label credit card agreement with Alliance Data (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data.  Under terms of the new agreement, Alliance Data, through its bank subsidiary, will provide end-to-end private-label credit card services from account acquisition to multichannel marketing and customer service for Pier 1 Imports.  Pier 1 Imports’ current private-label credit card program will remain in place until portfolio conversion occurs, which is anticipated in the first quarter of 2012.  Alliance Data expects the program portfolio to be in the $120 million range by the end of 2012.

About Pier 1 Imports

Pier 1 Imports, Inc. is the original global importer of imported decorative home furnishings and gifts. Information about the Company is available on www.pier1.com.

About Alliance Data

Alliance Data (NYSE:ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs approximately 8,500 associates at more than 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program.  For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Pier 1 Imports’ Financial Disclosure Advisory

Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release.  Any forward-looking projections or statements should be considered in conjunction with the cautionary statements and risks contained in the Company’s Annual Report on Form 10-K.  Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance.  The Company assumes no obligation to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied will not be realized.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including the anticipated effects of the CARD Act, potential effects of the Epsilon data theft incident, and those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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